[Letterhead of Sidley Austin Brown & Wood LLP]

                                                                     Exhibit 5.2

                                                                   July 15, 2003

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York  10010


      Re: Credit Suisse First Boston Mortgage Securities Corp. Registration Statement on Form S-3


Ladies and Gentlemen:

         We have acted as counsel for Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") relating to the Certificates (defined below) and the authorization and issuance from time to time in one or more series (each, a "Series") of Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates (the "Certificates"). Pursuant to Rule 429 of the Securities and Exchange Commission Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act"), the Prospectus Supplements and Prospectus contained in the Registration Statement also relate to the Company's registration statement No. 333-100669 as previously filed on Form S-3. The Registration Statement is being filed with the Securities and Exchange Commission under the Securities Act. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a separate pooling and servicing agreement or trust agreement (each, an "Agreement") among the Company, a trustee (the "Trustee") and, where appropriate, one or more servicers (the "Servicer"), each to be identified in the prospectus supplement for such Series of Certificates.

         We have examined copies of the Company's Certificate of Incorporation, the Company's By-laws and forms of each Agreement, as filed or incorporated by reference as exhibits to the Registration Statement, the forms of prospectus supplements and prospectus contained in the Registration Statement (the "Prospectus Supplements" and "Prospectus", respectively) and the forms of Certificates included in any Agreement so filed or incorporated by reference in the Registration Statement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that, assuming that the Certificates have been duly executed and authenticated by the Trustee, when delivered and paid for, the Certificates will be validly issued and outstanding and entitled to the benefits of the related Agreement.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement without admitting that we are "experts" within the meaning of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                              Very truly yours,

                                              /s/ Sidley Austin Brown & Wood LLP


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